Exhibit 99.1

ATG to Acquire Automated Personalization and Recommendations Leader CleverSet

CAMBRIDGE, Mass. & SEATTLE--(BUSINESS WIRE)--ATG (Art Technology Group, Inc., NASDAQ: ARTG), and CleverSet today announced that the two companies signed a definitive agreement for ATG to acquire CleverSet for approximately $10 million in cash, less closing adjustments of approximately $1 million. The transaction is subject to customary closing conditions, including the approval of CleverSet's stockholders, and is expected to occur in the current quarter. The transaction is expected to be accretive on a non-GAAP diluted per share basis in 2009.

CleverSet is a technology leader in the rapidly growing field of automated personalization engines, used to optimize e-commerce experiences by presenting visitors with relevant recommendations and information. CleverSet’s next-generation technology has been shown to significantly lift e-commerce revenue by increasing conversion rates and order size.

According to CleverSet’s founder, Dr. Bruce D'Ambrosio, associate professor emeritus at Oregon State University, “CleverSet’s patented technology incorporates advanced statistical relational learning, based on Bayesian network analysis, originally developed by CleverSet for the US Department of Defense and other government agencies for applications in e-commerce, intelligence analysis and other real-time applications.” This approach drives more relevant experiences for online customers by using more types of data from more sources, compared to techniques like collaborative filtering. CleverSet’s personalization engine incorporates billions of data points such as real-time and historical onsite behavior, other shoppers’ behavior, buying history, catalog information, merchandising strategy and external conditions – such as time of day, day of week and seasonality – to deliver more relevant recommendations.

In 2007, CleverSet was awarded “Best in Show” at the Web 2.0 Summit and named “America’s Most Innovative Company” by the American Business Association. The company has benefited from leadership with a diverse set of experience and expertise critical to developing a successful emerging technology. CleverSet’s executives and advisors are comprised of individuals from top academic institutions, venture capital firms and influential Internet companies, such as Google, Amazon and eBay.

By complementing ATG’s robust, merchant-driven, scenario-based personalization already employed by the company’s commerce platform customers, CleverSet will advance ATG’s mission of enabling online sellers to find customers, convert them into buyers and ensure their satisfaction with the goal of developing a loyal and profitable customer base. CleverSet’s automated personalization and recommendations engine is applicable across a wide-range of industries like retail, manufacturing, telecommunications, financial services, travel and hospitality and more. Delivered via a SaaS model, CleverSet can be easily added to any Web site. Once installed, CleverSet “learns” how to deliver more relevant, personalized offers and drive cross-sell and up-sell recommendations. CleverSet does not require day-to-day involvement of the merchant’s business or IT staff.

“This acquisition will enable us to help online sellers across multiple industries optimize their e-commerce investments and provide the best shopping experience for their customers.” said Bob Burke, ATG president and CEO. “CleverSet’s market-leading automated personalization technology is an ideal on demand solution that complements rules-based personalization already built into ATG’s core commerce platform.”

“CleverSet has proven that our superior technology delivers superior results,” said CleverSet CEO, Todd Humphrey. “Coupling that with ATG’s reputation as the e-commerce leader and its established sales, marketing and partner network will enable the CleverSet technology to reach its full potential.”

The Growing Importance of Personalization

ATG’s acquisition of CleverSet comes an opportune time, as optimized e-commerce through enhanced personalization is fast becoming a strategic imperative for online sellers. In a December 2007 report entitled “Which Personalization Tools Work For eCommerce — And Why,” Forrester Research principle analyst Sucharita Mulpuru noted: “Web site personalization is an underleveraged weapon… As the amount of content online grows — particularly on e-commerce sites that often sell tens of thousands of different products — and consumers are left to wade through cumbersome experiences on their own, personalized e-commerce experiences promise customer engagement and loyalty through increased relevance. Enabled by external tools sometimes called personalization engines, recommendation engines, discovery engines, or behavioral targeting tools, personalization allows retailers to increase relevance through activities like matching cross-sells to customers based on interests or customizing clickstream paths based on previous purchase or visit histories.”

About CleverSet

CleverSet helps eCommerce companies and content providers significantly increase their revenues by enabling a truly personalized experience for each and every online visitor. The most powerful solution in market today, CleverSet's recommendations service helps companies entice people with relevant and personally appealing items they might not have otherwise seen, improving each visitor's experience and ultimately lifting conversion rates and revenue-per-visitor. CleverSet's easy-to-deploy personalization service can be operational within hours and begins improving business results immediately. CleverSet is located in Seattle, Washington, and Corvallis, Oregon. For more information about CleverSet and the market-leading business results delivered by its e-commerce personalization technology, please visit cleverset.com or call 1-206-965-8737.

About ATG

ATG (Art Technology Group, Inc., NASDAQ: ARTG) makes the software and delivers the on demand solutions that the world's most customer-conscious companies use to power their e-commerce web sites, attract prospects, convert them to buyers and ensure their satisfaction so they become loyal, repeat, profitable customers. Our e-commerce suite is ranked the #1 current offering and #1 in strategy by the industry's most influential analyst firms, and powers more of the top 300 internet retailers than any other vendor. Our eStara brand provides customer interaction solutions to enhance conversions and customer support, and delivers the world's most widely used click-to-call service. ATG's solutions are used by over 900 major brands, including Amazon, American Eagle Outfitters, AOL, AT&T, Best Buy, B&Q, Cabela's, Carrefour, Coca Cola, Continental Airlines, CVS, Dell, DirecTV, El Corte Ingles, Expedia, France Telecom, Harvard Business School Publishing, Hewlett-Packard, Hilton, HSBC, Intuit, Jenny Craig, Macy's, Meredith, Microsoft, Neiman Marcus, New York & Company, Nokia, NutriSystem, OfficeMax, PayPal, Philips, Procter & Gamble, Sears, Sony, Symantec, Target, T-Mobile, Tommy Hilfiger, Urban Outfitters, Verizon, Viacom, Vodafone and Walgreens. The company is headquartered in Cambridge, Massachusetts, with additional locations throughout North America and Europe. For more information about ATG, please visit www.atg.com.

This press release contains forward-looking statements about the company’s estimated revenue and earnings. These statements involve known and unknown risks and uncertainties that may cause ATG’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. These risks include the effect of weakened or weakening economic conditions or perceived conditions on the level of spending by customers and prospective customers for ATG’s software and services; financial and other effects of cost control measures; quarterly fluctuations in ATG’s revenues or other operating results; customization and deployment delays or errors associated with ATG’s products; the risk of longer sales cycles for ATG’s products and ATG’s ability to conclude sales based on purchasing decisions that are delayed; satisfaction levels of customers regarding the implementation and performance of ATG’s products; ATG’s need to maintain, enhance, and leverage business relationships with resellers and other parties who may be affected by changes in the economic climate; ATG’s ability to attract and maintain qualified executives and other personnel and to motivate employees; activities by ATG and others related to the protection of intellectual property; potential adverse financial and other effects of litigation (including intellectual property infringement claims) and the release of competitive products and other activities by competitors. Further details on these risks are set forth in ATG’s filings with the Securities and Exchange Commission (SEC), including the company’s annual report on Form 10-K for the period ended December 31, 2006, and its quarterly report on Form 10-Q for the period ended September 30, 2007, as filed with the SEC. These filings are available free of charge on a website maintained by the SEC at http://www.sec.gov.

CONTACT:
For Press:
ATG
Tucker Walsh, 617-386-1159
twalsh@atg.com
or
CleverSet
Donna Custance, 206-965-8737
donna@cleverset.com
or
Matter Communications
Matt Mendolera, 978-499-9250 x243
atg@matternow.com
or
For investors:
ATG
Kim Maxwell, 617-386-1006
kmaxwell@atg.com